ARTHUR ANDERSEN & CO. S.C.





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated December 14, 1995 on the financial statements of The Alger Fund for the period ended October 31, 1995 and to all references to our Firm included in or made a part of the registration statement of Spectra Fund, Inc. filed on Form N-1A (Amendment No. 22), Investment Company Act File No. 811-6880 with the Securities and Exchange Commission.
                                                     /s/  Arthur Andersen LLP
                                                          ARTHUR ANDERSEN LLP

New York, New York
February 22, 1996




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